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                                                                     EXHIBIT 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                One Rodney Square
                              Wilmington, DE 19801
                            Telephone (302) 651-3000

                                                                November 9, 2001

Textron Capital II
Textron Capital III
c/o Textron Inc.
40 Westminster Street
Providence, Rhode Island 02903

        Re: Textron Inc.; Textron Capital II; Textron Capital III; Registration Statement on Form S-3 (Registration No. 333-84599)
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Ladies and Gentlemen:

      We have acted as special counsel to Textron Capital II and Textron Capital III (each, a "Textron Trust" and, together, the "Textron Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and Textron Inc. (the "Company"), a Delaware corporation, in connection with the Registration Statement (the "Registration Statement") on Form S-3 (No. 333-84599) filed by the Company and the Textron Trusts with the Securities and Exchange Commission (the "Commission") on August 5, 1999 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Regulations") of preferred securities of each of the Textron Trusts (the "Trust Preferred Securities") and certain other securities. The Trust Preferred Securities of each Textron Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Textron Trust (each, a "Declaration" and collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures to be held by the institutional trustee, The Bank of New York, as the institutional trustee, The Bank of New York (Delaware), as Delaware trustee, and certain regular trustees named therein.

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission; (ii) the Amended and Restated Certificates of Trust of each of the Textron Trusts included as exhibits to the Registration Statement; (iii) the form of Declaration of each of the Textron Trusts included as an exhibit to the Current Report on Form 8-K filed on the date hereof (including the designations of the terms of the Trust Preferred Securities of such Textron Trust annexed thereto); (iv) the form of the Preferred Security Certificate, evidencing the Trust Preferred Securities of each of the Textron Trusts, annexed to the form of Declaration of each of the Textron Trusts; and (v) the Statements of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Bank of New York, as (a) trustee under the Declaration of Textron Capital II and (b) trustee under the Declaration of Textron Capital III.
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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company and the Textron Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration and Trust Preferred Securities of each Textron Trust, when executed, will be executed in substantially the form reviewed by us and that the terms of the Trust Preferred Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Textron Trusts or their respective property is subject, (ii) any law, rule or regulation to which the Company or any of the Textron Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, filing, recording or registration with any governmental authority. We have also assumed that the certificates evidencing Trust Preferred Securities to be issued will be in a form that complies with, and the terms of such Trust Preferred Securities, as applicable, will be duly established in accordance with, 12 Del. C. Section 3801 et seq. (the "Delaware Business Trust Act"). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Textron Trusts and others.

      Members of our firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

      Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Trust Preferred Securities of each Textron Trust, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Trust Preferred Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Regulations;
(iii) the Board of Directors of the Company, including any appropriate committee appointed thereby and any delegate appointed by such committee, the appropriate officers of the Company and the appropriate trustees of the Textron Trusts have taken all necessary corporate action to approve the issuance and terms of the Trust Preferred Securities; (iv) the terms of the Trust Preferred Securities and of their issuance and sale have been established by all necessary actions in conformity with the relevant Amended and Restated Certificates of Trust and Declarations; (v) if the Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Trust Preferred Securities has been duly authorized, executed and delivered by the appropriate Textron Trust and the other parties thereto; (vi) the Trust Preferred Securities have been issued, sold and delivered in compliance with applicable federal and state laws and in the manner and for the consideration contemplated in the Registration Statement or any prospectus supplement relating thereto; (vii) the certificates evidencing the shares of the Trust Preferred Securities have been duly executed and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or


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any prospectus supplement relating thereto; and (viii) the Declaration of such
Textron Trust is executed and delivered by the parties thereto, the Trust Preferred Securities, when issued and executed in accordance with such Declaration and the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement and delivered and paid for in the manner and for the consideration contemplated in the Registration Statement or any prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Textron Trust, and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Preferred Securities of each Textron Trust may be obligated, pursuant to the Declaration of such Textron Trust, to (i) provide indemnity or security in connection with and pay certain taxes or governmental charges arising from transfers of Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee of such Textron Trust to exercise its rights and powers under the Declaration of such Textron Trust.

      We hereby consent to the use of our name under the heading "Legal Opinions" in the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,



                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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